As filed with the Securities and Exchange Commission on September 13, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1376651
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard

San Diego, CA 92121

(858) 558-2871

(Address of Principal Executive Offices)

ACADIA Pharmaceuticals Inc.

2004 EQUITY INCENTIVE PLAN

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Uli Hacksell, Ph.D.

Chief Executive Officer

(Name and Address of Agent for Service)

(858) 558-2871

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Glenn F. Baity	D. Bradley Peck
General Counsel	COOLEY GODWARD LLP
ACADIA Pharmaceuticals Inc.	4401 Eastgate Mall
3911 Sorrento Valley Boulevard	San Diego, CA 92121
San Diego, CA 92121	(858) 550-6000
(858) 558-2871

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.0001 per share)	541,651 shares	$10.20 (2)	$5,524,840(2)	$650
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.0001 per share)	150,000 shares	$10.20 (2)	$1,530,000(2)	$180
Total	691,651 shares	N/A	$7,054,840	$830

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), as may become issuable under the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on September 7, 2005 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-115956

The contents of Registration Statement on Form S-8 No. 333-115956 filed with the Securities and Exchange Commission on May 27, 2004 are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description
4.1	Registrant’s Amended and Restated Certificate of Incorporation (1)

4.2	Registrant’s Amended and Restated Bylaws, as currently in effect (1)

4.3	Form of Registrant’s common stock certificate (2)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

99.2	2004 Equity Incentive Plan (1)

99.3	2004 Employee Stock Purchase Plan (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113137), originally filed with the Commission on February 27, 2004, and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to Registration Statement on Form S-1 (File No. No. 333-52492), filed with the Commission on December 21, 2000, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 13, 2005.

ACADIA PHARMACEUTICALS INC.

By:	/s/ ULI HACKSELL
Uli Hacksell, Ph.D. Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ULI HACKSELL, PH.D. and THOMAS H. AASEN, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ULI HACKSELL ULI HACKSELL	Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2005

/S/ THOMAS H. AASEN THOMAS H. AASEN	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	September 13, 2005

/S/ MARK R. BRANN MARK R. BRANN	President, Chief Scientific Officer and Director	September 13, 2005

/S/ LESLIE L. IVERSEN LESLIE L. IVERSEN	Chairman of the Board	September 13, 2005

/S/ GORDON BINDER GORDON BINDER	Director	September 13, 2005

/S/ MICHAEL BORER MICHAEL BORER	Director	September 13, 2005

/S/ MARY ANN GRAY MARY ANN GRAY	Director	September 13, 2005

/S/ LESTER J. KAPLAN LESTER J. KAPLAN	Director	September 13, 2005

/S/ TORSTEN RASMUSSEN TORSTEN RASMUSSEN	Director	September 13, 2005

/S/ ALAN WALTON ALAN G. WALTON	Director	September 13, 2005

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Registrant’s Amended and Restated Certificate of Incorporation (1)

4.2	Registrant’s Amended and Restated Bylaws, as currently in effect (1)

4.3	Form of Registrant’s common stock certificate (2)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

99.2	2004 Equity Incentive Plan (1)

99.3	2004 Employee Stock Purchase Plan (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113137), originally filed with the Commission on February 27, 2004, and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to Registration Statement on Form S-1 (File No. No. 333-52492), filed with the Commission on December 21, 2000, and incorporated herein by reference.

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